Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No.4 to Form F-4 of our report dated April 15, 2026, with respect to the consolidated financial statements of Mango Financial Group Limited and its subsidiaries (the “Company”).

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

July 17, 2026